Resolve Staffing Achieves Record First Quarter Sales

May 16, 2006 (Cincinnati, OH) - Resolve Staffing, Inc. (OTCBB: RSFF) announced today financial results for the first quarter ended March 31, 2006. Gross sales for the quarter were $17.4 million, representing a 23% increase over the prior quarter, and a 550% increase over the first quarter of 2005.

Net income (loss) for the first quarter includes the effect of a new accounting requirement for the expensing of stock option grants as well as incremental costs related to increasing the bad debt reserve, the recruitment of a new officers and the increased professional fees associated with our aggressive acquisition run. Going forward, Resolve expects profitability to improve given several factors:

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Improving Gross Profit Margins - Gross profit margins are expected to increase, as a percent of sales, in the future as the Company continues to grow its business in higher margin areas such as the medical staffing and truck driver market niches. Moreover, first quarter margins tend to be lower due to the seasonality of the staffing industry. Payroll taxes and employee vacations tend to be higher during the first quarter of the year.

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Non-recurring and/or fixed SG&A (Selling, General and Administrative) expenses - SG&A expenses have increased. This increase is attributable to our aggressive growth through acquisitions and opening of new locations. Resolve has grown into a national provider of staffing services with approximately 54 offices from coast to coast. This increase in SG&A expenses includes marketing, salaries, rents, and various other expenses associated with these locations, as well as corporate overhead and infrastructure to support the locations. These costs have decreased from approximately 23.6% to 20.5% as a percent of Sales. This decrease is attributable to the relatively fixed nature of some of the expenses. SG&A also includes non cash related items such as amortization of non compete agreements and depreciation and stock-based compensation expense recorded under new accounting rules.

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Synergies from acquisitions - Resolve also expect to improve operating results as both existing acquisitions and the pending acquisition of Star Personnel and merger with ELS are integrated over the remainder of the year. The Company expects the consolidated entity to have a competitive advantage by offering a turnkey Human Resource Outsourcing (HRO) product line. This competitive advantage should enable Resolve to significantly increase its business opportunities with both existing customers and in new markets. Resolve expects this favorable trend to be realized in the later part of 2006 as the acquisitions are consolidated and synergies are realized.

Resolve Staffing has laid the foundation for building a national Human Resource Outsourcing (HRO) company. The Company has made numerous strides to progress in a positive direction that management believes will build a foundation for shareholders to see the benefits of in 2006 and beyond. There has been a great deal of time and expense integrating this rapid growth. Our first quarter losses are in main part attributable to the extraordinary costs related to developing the infrastructure to handle the rapid growth. The expenses of the acquisitions and the accompanying legal, accounting, and various other closing costs normally associated with those activities had an impact on earnings. Additionally, new accounting regulation also created non-recurring expenses associated with the issuance of stock options. These costs were expected and moderate losses were anticipated. As Resolve moves forward in 2006, and as operational efficiencies are increased, the Company expect both revenues and profitability to increase. Resolve is increasing gross profit margins, reducing operational redundancies, consolidating business functions, and exploiting new revenue producing opportunities. Resolve has also developed the corporate infrastructure to handle continued growth. The Company has accomplished its stated goals and continues to move forward.

With the pending acquisition of Star Personnel and merger with Employee Leasing Solutions, Inc. (ELS), management has set course for another record year. Resolve is becoming one of the premier national turnkey providers of Human Resource (HR) Services. As previously stated, Resolve is currently on track for approximately $75 million in annual sales. With pending acquisitions and continued organic growth, Resolve expects that figure to increase as the Company continues to move forward with its strategic growth plans.

Ron Heineman, Chief Executive Officer, commented: "We had a good quarter and our business continues to grow. Consistent revenue growth reflects our strengthening position as a premier human resource company in the burgeoning, multi-billion dollar staffing industry. We had previously stated that we were on a run rate of $75 million in sales and our first quarter demonstrates this expectation. The first quarter of the year is typically the slowest quarter for the staffing industry as a whole, and we still produced continued growth and record sales. Moreover, with March sales of approximate $7.5 million, we continue to be on track for our projected run rate of $75 million. Resolve has grown from a single location in Florida to a national firm with 57 offices from coast-to-coast. This has required extensive, and expected, expense and integration. With these acquisitions being closed and integrated, Resolve expects to see the benefits of this strategy in the near future. Our outlook for 2006 is a positive one. We remain confident about the market opportunity ahead of us over the remainder of 2006. We continue to experience growth in sales and expect profitability to strengthen through the remainder of the year."

Don Quarterman, Director stated: "The dedication, and results, that Mr. Heineman and his team have accomplished in a relatively short time frame are remarkable. We have obtained the critical mass we targeted since the beginning and we expect the coming years to be exciting for Resolve. We will continue to work on organic growth and new acquisitions in 2006 and beyond. Our focus continues to be for the long term success of Resolve. The short term cost and expense to develop the infrastructure will benefit the Company in the long term. We have built a national company in a relatively short period of time. The short term costs associated with developing infrastructure, opening new locations, and closing numerous acquisitions will be beneficial to the long term success of Resolve. Our current run rate puts Resolve on track for over $75 million in annual sales, excluding pending acquisition and/or organic growth. We expect the current run rate to increase as we continue to seek both new acquisition and organic growth opportunities. For example, our two recently announced acquisitions will add considerably to both sales and profitability once they are closed. Not only did we experience significant growth in 2005, and the first quarter of 2006, we also developed the infrastructure to handle our continued growth. We expect our efforts to become evident as we continue to move forward. The Company thanks its shareholders, both new and old, for their commitment and we look forward to the years ahead."

About Resolve Staffing, Inc.

Resolve Staffing is a national provider of outsourced human resource services. With 57 offices reaching from New York to California, the Company provides a full range of supplemental staffing and outsourced solutions, including solutions for temporary, temporary-to-hire, or direct hire staffing in the medical, trucking, garment, clerical, office administration, customer service, professional and light industrial categories. For additional information on Resolve Staffing visit our website www.resolvestaffing.com.

This press release contains forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, and collectibility of accounts receivable among others. Other important factors that may affect the Company's future prospects are described in the Company's Annual Report on Form 10-KSB. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Contact:
Don Quarterman
770-900-4856
ir@resolvestaffing.com